SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC




                                    FORM 8-K




                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                         Date of Report: OCTOBER 8, 1998




                        GOLDEN EAGLE INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                         0-23726                    84-1116515
   --------                         -------                    ----------
(State of other                   (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)




          4949 South Syracuse Street, Suite 300, Denver, Colorado 80237
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (303) 694-6101
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Item 5. Other Events
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     On October 7, 1998,  Golden  Eagle  International,  Inc.  ("Golden  Eagle")
entered into a consulting agreement with Behre Dolbear & Company, Inc. ("BDC") of Denver, Colorado, an internationally-known consultant to the minerals industry. BDC agreed to make a site visit to Golden Eagle's Cangalli, Bolivia prospect and perform work necessary to determine the extent of mineralization at the prospect, geologically evaluate areas of the prospect and, based on the results of the foregoing work, generate a plan of work to develop mineable resources on the Cangalli property. Golden Eagle has previously reported the results of work by other consultants, but concluded that the techniques used by the other consultants were insufficient to justify the calculations made.

     Golden Eagle has advanced funds to BDC to accomplish the work identified in its letter agreement, and Golden Eagle expects that the work may be accomplished within the next 6-8 weeks. Any mining work is subject to delays as a result of unforeseen events, weather, and other factors beyond the control of the Company and its consultants; thus any report to Golden Eagle may be delayed beyond the estimated time period. Golden Eagle expects to announce the results of the BDC work as soon as they are available and have been confirmed by management.

     Golden Eagle has obtained loans from unaffiliated investors and has used the proceeds of the loans to finance the proposed work by BDC, as well as for its working capital. Golden Eagle is still endeavoring to bring its reports to the Securities and Exchange Commission current through September 30, 1998, and hopes to be able to complete this work within the next two to three weeks. Again, Golden Eagle's ability to complete its reports is dependent on certain factors (such as the availability of information from non-affiliated persons) which are not within its control, and these factors may necessitate further delays. Management is also continuing to address issues raised by the Securities and Exchange Commission in the civil action it filed against Golden Eagle (SEC vs. Golden Eagle International, Inc., No. 98-Z-1020 [D. Colo.]).

     As noted, the future conduct of business of the Company and its response to issues raised by third parties are dependent upon a number of factors, and there can be no assurance that Golden Eagle will be able to conduct its operations as contemplated. Certain statements contained in this report using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks which are beyond the Company's ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein. These risks include, but are not limited to, the risks described above, and the other risks associated with start-up mineral exploration operations, and the operations of a company with insufficient liquidity and no historical profitability. It is important that each person reviewing this report understands the significant risks attendant to the operations of the Company and its subsidiaries. As noted, the future conduct of the business of the Company and its subsidiaries is dependent upon a number of factors, and there can be no assurance that any of these companies will be able to conduct its operations as contemplated herein. The Company disclaims any obligation to update any forward-looking statement made herein.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  October 8, 1998                       Golden Eagle International, Inc.




                                             By:    /s/ Terry C. Turner
                                                    ----------------------------
                                                    Terry C. Turner, President


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